OFFERING MEMORANDUM

                          Pantheon Technologies, Inc.
                            (A Florida Corporation)

                    Offering Memorandum Dated June 1st, 1997

                                 200,000 Shares

     Pantheon Technologies, Inc. (the "Company'), a Florida corporation, is offering on a "best efforts, no minimum basis" up to a maximum of 200,000 shares of common stock ('Common Stock'), $.001 par value, at $0.25 per Share. Since there is no minimum, no proceeds will be held in escrow account and all funds will be immediately available to the Company.

     The Company intends to apply for inclusion of the Common Stock on the Over the Counter Electronic Bulletin Board. There can be no assurances that an active trading market will develop, even if the securities are accepted for quotation. Additionally, even if the Company's securities are accepted for quotation and active trading develops, the Company is still required to maintain certain minimum criteria established by NASDAQ, of which there can be no assurance that the Company will be able to continue to fulfill such criteria.

     Prior to this offering there has been no public market for the common stock of the Company. The price of the Shares offered hereby was arbitrarily determined by the Company and does not bear any relationship to the Company's assets, book value, net worth, results of operations or any other recognized criteria of value. For additional information regarding the factors considered in determining the offering price of the Shares, see "Risk Factors - Arbitrary Offering Price", "Description of Securities".

     The Company does not presently file reports or other information with the Securities and Exchange Commission CCommission). However, following completion of this offering, the Company intends to furnish its security holders with annual reports containing audited financial statements and such interim reports, in each case as it may determine to furnish or as may be required by law.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OF ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE SECURITIES ARE OFFERED BY THE COMPANY SUBJECT TO PRIOR SALE, ACCEPTANCE OR AN OFFER TO PURCHASE, WITHDRAWAL, CANCELLATION OR MODIFICATION OF THE OFFER, WITHOUT NOTICE. THE COMPANY RESERVES THE RIGHT TO REJECT ANY ORDER, IN WHOLE OR IN PART, FOR THE PURCHASE OF ANY OF THE SECURITIES OFFERED HEREBY.

     This offering involves special risks concerning the Company (see "Risk Factors"). Investors should carefully review the entire Memorandum and should not invest any funds in this Offering unless they can afford to lose their entire investment. In making an investment decision, investors must rely on their own examination of the issuer and the terms of the Offerin& including the merit and risks involved.

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                                OFFERING SUMMARY

Thefollowing summary information is qualified in its entirety by the detailed information and financial statements and notes thereto appearing elsewhere in this Memorandum.

The Company is involved in the development of internet related products and services. The Company was incorporated in the state of Florida, it's principal executive office is located at 2455 Hollywood Blvd, Suite 495, Hollywood, Florida 33020, and it's telephone number is (954)-453-1195.

                                  RISK FACTORS

THE SECURITIES OFFERED HEREBY ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. ONLY THOSE PERSONS ABLE TO LOSE THEIR ENTIRE INVESTMENT SHOULD PURCHASE THESE SECURITIES. PROSPECTIVE INVESTORS, PRIOR TO MAKING AN INVESTMENT DECISION, SHOULD CAREFULLY READ THIS PROSPECTUS AND CONSIDER, ALONG WITH OTHER MATTERS REFERRED TO HEREIN, THE FOLLOWING RISK FACTORS:

Risk Factors Relating to the Business of the Company

Start-up or Development Stage Company. The Company has had no operations since its organization and is a "start-up or "development stage" company. No assurances can be given that the Company will be able to compete with other companies in its industry. The purchase of the securities offered hereby must be regarded as the placing of funds at a high risk in a new or "start-up" venture with all the unforeseen costs, expenses, problems, and difficulties to which such ventures are subject. See "Use of Proceeds to Issuer" and "Description of Business."

No Assurance of Profitability. To date, the Companyhas not generated anysigaificant revenues from operations.The Company does not anticipate any significant revenues in the near future. The Company's ability to successfully implement its business plan is dependent on the completion of this Offering. There can be no assurance that the Company will be able to develop into a successfiil or profitable business.

No Assurance ofPayment of Dividends.No assurances can be made that the future operations of the Company will result in additional revenues or will be profitable. Should the operations of the Company become profitable, it is likely that the Company would retain much or all of its earnings in order to finance future growth and expansion. Tberefore, the Company does not presently intend to pay dividends, and it is not likely that any dividends will be paid in the foreseeable future. See "Dividend Policy."

Possible Need for Additional Financing. The Company intends to fiind its operations and other capital needs for the next 12 months substantially from the proceeds of this Offerin& but there can be no assurance that such funds will be sufficient for these purposes. The Company may require additional amounts of capital for its future reasearch and deveolpment of Internet services and products, operating costs and working capital. The Company has made no arrangements to obtain fiiture additional firiancin& and if required, there can be no assurance that such financing will be available, or that such financing will be available on acceptable terms. See "Use of Proceeds"

Dependence on Management. The Company's success is principally dependent on its current management personnel for the operation of its business.

Broad Discretion in Application of Proceeds. The management of the Company has broad discretion to adjust the application and allocation of the net proceeds of this offering, in order to address changed circumstances and opportunities. As a result of the foregoin& the success of the Company will be substantially dependent upon the discretion and judgment of the management of the Company with respect to the application and allocation of the

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net  proceeds  hereof  Pending use of such  proceeds,  the net  proceeds of this
offering   will  be   invested   by  the   Company  in   temporary,   short-term
interest-bearing obligations. See "Use of Proceeds."

Arbitrary Offering Price. There has been no prior public market for the Company's securities. The price to the public of the Shares offered hereby has been arbitrarily determined by the Company and bears no relationship to the Company's earnings, book value or any other recognized criteria of value.

Immediate  and  Substantial  Dilution.    An  investor  in  this  offering  will
experience immediate and substantial dilution.

Lack of Prior Market for Securities of the Company. No prior market has existed for the securities being offered hereby and no assurance can be given that a market will develop subsequent to this offering.

No Escrow of Investors' Funds - This offering is being made on a "best efforts, no minimum basis" As such, all the funds from this Offering will be immediately available to the Company.

                                USE OF PROCEEDS

The proceeds from this Offering will be used for the research and development of internet related products and services.

                                DIVIDEND POLICY

Holders of the Company's Common Stock are entitled to dividends when, as and if declared by the Board of Directors out of funds legally available therefor. The Company does not anticipate the declaration or payment of any dividends in the foreseeable future. Ile Company intends to retain earnings, if any, to finance the development and expansion of its business. Future dividend policy will be subject to the discretion of the Board of Directors and will be contingent upon future earnings, if any, the Company's financial condition, capital requirements, general business conditions and other factors. Therefore, there can be no assurance that any dividends of any kind will ever be paid.

                                  THE COMPANY

The Company's inital primary service will consist of deveolping web home pages for small businesses. These services will include developing graphical display text, video files, sound clips and graphics. The Company plans to use the fully interactive capabilities of the current available web technology to create web sites of home pages of content which any internet user with a web browser can access. A summary of the Company's planned services and products include: advising clients on information to be communicated and links to be established, write promotional copy, prepare story boards and graphics design, create images using audio, video and multimedia designs, prepare content in internet languages for placement on the net and provide technical service for web maintance. There is no assurance that the Company will be able to achieve these goals, or even if it does achieve these goals, that the Company will be profitable.

Management

The following sets forth the names of the Company's officers and directors:

Timothy Bullinger: is a Director of the Company. Mr.Bullinger has over 15 years of experience in design and architecture. He heads a design firm that creates designs for homes, products and fashion on a international level. Mr. Bullinger also has extensive technical experience in audio recording engineering and computer generated multimedia design.

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Lance  Dusanj:  is a Director  of the  Company.  Mr.  Dusanj has over 7 years of industrial experience working at White Pine Division of MacMillan Bloedel Ltd., and brings to the Company a tremendous wealth of contacts in the industrW sector.. In addition, Mr. Dusanj has extensive experience in corporate finance and personnel management.

Arian Soheili : is a Director of the Company. Mr. Sobel has extensive experience in the computer technology fields such as interne% intranet and electronic commerce. The Company also benefits from his many years of personell, finance and accounting skills.

                             EXECUTIVE COMPENSATION

Since the Company was recently incorporated, it has no historical information with respect to executive compensation. At the conclusion of the Offering, the Company does not intend to compensate its officers for services to the Company from the proceeds of this Offering and will only do so when and if the Company generates profits.

Compensation of Directors ------------------------- Directors are not paid fees for their services nor reimbursed for expenses of attending board meetings.

                           DESCRIPTION OF SECURITIES

Shares

The Company is offering hereby a "best efforts, no minimum basis" up to 200,000 shares of Common Stock at $0.25 per Share.

Common Stock

The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, $.001 par value, Holders of the Common Stock do not have preemptive rights to purchase additional shares of Common Stock or other subscription rights. The Common Stock carries no conversion rights and is not subject to redemption or to any sinking fund provisions. All shares of Common Stock are entitled to share equally in dividends from sources legally available therefor when, as and if declared by the Board of Directors and, upon liquidation or dissolution of the Company, whether voluntary or involuntary, to share equally in the assets of the Company available for distribution to stockholders. All outstanding shares of Common Stock are validly authorized and issued, fally paid and nonassessable, and all shares to be sold and issued as contemplated hereby, will be validly authorized and issued, fiffly paid and nonassessable. The Board of Directors is authorized to issue additional shares of Common Stock, not to exceed the amount authorized by the Company's
Certificate of Incorporation, on such terms and conditions and for such consideration as the Board may deem appropriate without further stockholder action. The above description concerning die Common Stock of the Company does not purport to be complete. Reference is made to the Company's Certificate of Incorporation and Bylaws which are available for inspection upon proper notice at the Company's offices, as well as to the applicable statutes of the State of Florida for a more complete description concerning the rights and liabilities of stockholders.

Prior to this offerin& there has been no market for the Common Stock of the Company, and no predictions can be made of the effect, if any, that market sales of shares or the availability of shares for sale will have on the market price prevailing from time to time. Nevertheless, sales of significant amounts of the Common Stock of the Company in the public market may adversely affect prevailing market prices, and may impair the Company's ability to raise capital at that time through the sale of its equity securities.

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Each holder of Common  Stock is entitled to one vote per share on all matters on which such stockholders are entitled to vote. Since the shares of Common Stock do not have cumulative voting rights, the holders of more than 50 percent of the shares voting for the election of directors can elect all the directors if they choose to do so and, in such event, the holders of the remaining shares will not be able to elect any person to the Board of Directors.

                              PLAN OF DISTRIBUTION

The Company has no underwriter for this Offering. The Offering is therefore a self-underwriting. The Shares will be offered by the Company at the offering price of $0.25 per Share.

Price of the Offering.
----------------------

There is no, and never has been, a market for the Shares, and there is no guaranty that a market will ever develop for the Company's shares. Consequently, the offering price has been determined by the Company. Among other factors considered in such determination were estimates of business potential for the Company, the Company's financial condition, an assessment of the Company's management and the general condition of the securities market at the time of this Offering. However, such price does not necessarily bear any relationship to the assets, income or net worth of the Company.

The offering price should not be considered an indication of the actual value of the Shares. Such price is subject to change as a result of market conditions and other factors, and no assurance can be given that the Shares can be resold at the Offering Price.

There can be no assurance that an active trading market will develop upon completion of this Offerin& or if such market develops, that it will continue. Consequently, purchasers of the Shares offered hereby may not find a ready market for Shares.

                             ADDITIONAL INFORMATION

Each investor warrants and represents to the Company that, prior to making an investment in the Company, that he has had the opportunity to inspect the books and records of the Company and that he has had the opportunity to make inquiries to the officers and directors of the Company and further that he has been provided full access to such information.

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                       _____________________________________

                       INVESTOR SUITABILITY STANDARDS AND

                             INVESTMENT RESTRICTIONS
                       _____________________________________

                                  Suitability

Shares will be offered and sold pursuant an exemption under the Securities Act, and exemptions under applicable state securities and Blue Sky laws. There are different standards under these federal and state exemptions which must be met by prospective investors in the Company.

The Company will sell Shares only to those Investors it reasonably believes meet certain suitability requirements described below.

Each prospective Investor must complete a Confidential  Purchaser  questionnaire
and  each   Purchaser   Representative,   if  any,  must  complete  a  Purchaser
Representative Questionnaire.

EACH INVESTOR MUST BE RESPONSIBLE FOR DETERMINING THAT IT IS PERMITTED TO INVEST IN THE COMPANY, THAT ALL APPROPRIATE ACTIONS TO AUTHORIZE SUCH AN INVESTMENT HAVE BEEN TAKEN, AND THAT ANY REQUIREMENTS THAT ITS INVESTMENTS BE DIVERSIFIED OR SUFFICIENTLY LIQUID HAVE BEEN MET.

An investor will qualify as an accredited Investor if it falls within any one of the following categories at the time of the sale of the Shares to that Investor:

(1) A bank as defined in Section 3(a)(2) of the Securities Act, or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; an insurance company as defined in Section 2(13) of the Securities Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; a Small Business Investment Company licensed by the United States Small Business Administration under Section 301 (c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of that Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000, or, if aself-directed plan with the investment decisions made solely by persons that are accredited investors;

(2) A private business development company as defined in Section 202(a) (22) of the Investment Advisers Act of 1940;

(3) An organization described in Section 501(c)(3) of the Internal Revenue Code with total assets in excess of $5,000,000;

(4) A director or executive officer of the Company.

(5) A natural person whose individual net worth, or joint net worth with that person's spouse, at the time of such person's purchase of the Shares exceeds $1,000,000;

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(6) A natural person who had an individual  income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

(7) A trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as describe in Rule 506(b)(2)(ii) of Regulation D; and

(8) An entity in which all of the equity owners are accredited investors (as defined above).

As used in this Memorandum, the term "net worth" means the excess of total assets over total liabilities. In computing net worth for the purpose of (5) above, the principal residence of the investor must be valued at cost, including cost of improvements, or at recently appraised value by an institutional lender making a secured loan, net of encumbrances. In determining income an investor should add to the investor's adjusted gross income any amounts attributable to tax exempt income received, losses claimed as a limited partner in any limited partnership, deductions claimed for depletion, contributions to an IRA or KEOGH retirement plan, alimony payments, and any amount by which income form long-term capital gains has been reduced in arriving at adjusted gross income.

In order to meet the conditions for exemption from the registration requirements under the securities laws of certain jurisdictions, investors who are residents of such jurisdiction may be required to meet additional suitability requirements.

An Investor that does not qualify as an accredited Investor is a nonaccredited Investor and may acquire Shares only if

(1) The Investor is knowledgeable and experienced with respect to investments in limited partnerships either alone or with its Purchaser Representative, if any; and

(2) The Investor has been provided access to all relevant documents it desires or needs; and

(3) The Investor is aware of its limited ability to sell and/or transfer its Shares in the Company; and

(4) The Investor can bear the economic risk (including loss of the entire investment) without impairing its ability to provide for its financial needs and contingencies in the same manner as it was prior to making such investment.

THE COMPANY RESERVES THE RIGHT IN ITS ABSOLUTE DISCRETION TO DETERMINE IF A POTENTIAL INVESTOR MEETS OR FAILS TO MEET THE SUITABILITY STANDARDS SET FORTH IN THIS SECTION.

Additional Suitability Requirements for Benefit Plan Investor:

In addition to the foregoing suitability standards generally applicable to all Investors, the Employee Retirement Income Security Act of 1934, as amended ("ERISA"), and the regulations promulgated thereunder by the Department of Labor impose certain additional suitability standards for Investors that are qualified pension, profit-sharing or stock bonus plans ('Benefit Plan Investor"). In considering the purchase of Shares, a fiduciary with respect to a prospective Benefit Plan Investor must consider whether an investment in the Shares will satisfy the prudence requirement of Section 404(a)(1)(B) of ERISA, since there is not expected to be any market created in which to sell or otherwise dispose of the Shares. In addition, the fiduciary must consider whether the investment in Shares will satisfy the diversification requirement of Section 404(a)(1)(C) of ERISA.

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Restrictions on Transfer or Resale of Shares

The Availability of Federal and state exemptions and the legality of the offers and sales of the Shares are conditioned upon, among other things, the fact that the purchase of Shares by all Investors are for investment purposes only and not with a view to resale or distribution. Accordingly, each prospective Investor win be required to represent in the Subscription Agreement that it is purchasing the Shares for its own account and for the purpose of investment only, not with a view to, or in accordance with, the distribution of sale of the Shares and that it will not sell, pledge, assign or transfer or offer to sell, pledge, assign or transfer any of its Shares without an effective registration statement under the Securities Act, or an exemption there from and an opinion of counsel acceptable to the Company that registration under the Securities Act is not required and that the transaction complies with all other applicable Federal and state securities or Blue Sky laws.

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                          PANTHEON TECHNOLOGIES, INC.
             SUBSCRIPTION AGREEMENT SIGNATURE PAGE FOR INDIVIDUALS

Number of Shares Subscribed for:           ____________________

Amount tendered at $0.25 per Share:        ____________________

___________________________     ______________________________________________
(Signature of Subscriber)       (Signature of Spouse, or joint tenant, if any)

___________________________     ___________________________________________
(Printed Name of Subscriber)    (Printed Name of Spouse, or
                                other joint tenant, if any)

___________________________     ___________________________________________
(Address)                       (Address)

___________________________     ___________________________________________
(Social Security Number)        (Social Security Number)

     APPROVED AND ACCEPTED in accordance with the terms of this Agreement on this ___ day of __________,1997.



                                    PANTHEON TECHNOLOGIES, INC.


                                    By: ______________________________________
                                                  DIRECTOR

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